EXHIBIT 4.4

TRICO MARINE SERVICES, INC.

SERIES B WARRANT CERTIFICATE

EVIDENCING WARRANTS TO PURCHASE SHARES OF COMMON STOCK

(CUSIP NO. 896106WB)
No. ____

_____ Warrants

Series B Warrant Certificate

This Series B Warrant Certificate certifies that _________________________, or its registered assigns, is the registered holder of Series B Warrants (the “Series B Warrants”) to purchase Common Stock, par value $0.01 per share (the “Common Stock”), of Trico Marine Services, Inc., a Delaware corporation (the “Company”). Each Series B Warrant entitles the registered holder upon exercise at any time from 9:00 a.m. on the Issue Date until 5:00 p.m. New York City Time on the third anniversary Effective Date of the Plan (the “Series B Expiration Date”), to receive from the Company ____________ fully paid and nonassessable shares of Common Stock (the “Warrant Shares”) at an initial exercise price of $25.00 per share (the “Series B Exercise Price”) payable upon surrender of this Series B Warrant Certificate at the office or agency of the Warrant Agent, subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Series B Exercise Price and number of Warrant Shares issuable upon exercise of the Series B Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Reference is hereby made to the further provisions of this Series B Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Series B Warrant Certificate to be signed below manually or by facsimile by its duly authorized officer.

Dated: _____________, 2005

TRICO MARINE SERVICES, INC.

By: _____________________________
Name:
Title:

Countersigned:
MELLON INVESTOR SERVICES L.L.C.,
as Warrant Agent

By: ____________________________________
Name:
Title:

TRICO MARINE SERVICES, INC.

[REVERSE OF WARRANT CERTIFICATE]

1.    Warrant Agreement.

The Series B Warrants evidenced by this Series B Warrant Certificate are part of a duly authorized issue of Series B Warrants issued or to be issued pursuant to a Warrant Agreement dated as of ____________, 2005 (the “Warrant Agreement”), between the Company and Mellon Investor Services L.L.C., as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Series B Warrants. To the extent permitted by law, in the event of an inconsistency or conflict between the terms of this Series B Warrant Certificate and the Warrant Agreement, the terms of the Warrant Agreement will prevail. Capitalized terms used in this Series B Warrant Certificate that are defined in the Warrant Agreement shall have the meanings provided in the Warrant Agreement for purposes of this Series B Warrant Certificate, unless otherwise defined in this Series B Warrant Certificate.

2.    Exercise.

Series B Warrants may be exercised at any time on or after 9:00 a.m. on the Issue Date and on or before 5:00 p.m. New York City time on the Series B Expiration Date. In order to exercise all or any of the Series B Warrants represented by this Series B Warrant Certificate, the holder must deliver to the Warrant Agent, at its Corporate Trust Office set forth in the Warrant Agreement, this Series B Warrant Certificate and the form of election to purchase below duly completed, which signature shall be medallion guaranteed by an institution which is a member of a Securities Transfer Association recognized signature guarantee program, and upon payment to the Warrant Agent for the account of the Company of the Series B Exercise Price in the manner set forth in the Warrant Agreement for the number of Warrant Shares in respect of which such Warrants are then exercised.

No Series B Warrant may be exercised after 5:00 p.m., New York City time on the Series B Expiration Date, and to the extent not exercised by such time the Series B Warrants shall become void.

Notwithstanding anything to the contrary set forth in this Series B Warrant Certificate or in the Warrant Agreement, no holder may exercise a Warrant if the issuance of Warrant Shares to the holder of such Warrant upon the exercise thereof would cause the percentage of shares of Common Stock then outstanding that is owned by Aliens to exceed the Permitted Percentage.

3.    Adjustments.

The Warrant Agreement provides that, upon the occurrence of certain events, the Series B Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. The Warrant Agreement also provides that the number of shares of Common Stock issuable upon the exercise of each Series B Warrant shall be adjusted in certain events.

4.    No Fractional Shares.

No fractions of a share of Common Stock will be issued upon the exercise of any Series B Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

5.    Registered Form; Transfer and Exchange.

The Series B Warrants are in registered form. Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge (except as specified in the Warrant Agreement), for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Series B Warrants.

Upon due presentation for registration of transfer of this Series B Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Series B Warrants shall be issued to the transferee(s) in exchange for this Series B Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Series B Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Series B Warrants nor this Series B Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

6.    Countersignature.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

7.    Governing Law.

This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York

8.    Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

ELECTION TO PURCHASE

(To Be Executed Upon Exercise Of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Series B Warrant Certificate, to receive _____ shares of Common Stock and herewith tenders payment for such shares to the order of TRICO MARINE SERVICES, INC., in the amount of $ _______ in accordance with the terms hereof.

___________________________
Signature

Date: ____________________

___________________________
Signature Guarantee

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Security Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Warrant Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

TRANSFER NOTICE

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto ____________________________ (the “Assignee”) (Please type or print block letters) ______________________________ (Please print or typewrite name and address including zip code of assignee) the within Warrant Certificate and all rights thereunder, hereby irrevocably constituting and appointing ________________________________ as attorney to transfer the Series B Warrant represented by this Series B Warrant Certificate on the books of the Company with full power of substitution in the premises.

Date:___________________________

Seller: __________________________________

By: _______________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

__________________________________
Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.